                                                                    EXHIBIT 99.2

                              [FLEMING LETTERHEAD]
                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE                          CONTACT: SHANE BOYD 972.906.2125




                     FLEMING SECURES BANKRUPTCY COURT ORDER
                             ON NET OPERATING LOSSES

DALLAS, TEXAS - MAY 22, 2003 - Fleming Companies, Inc. today announced that on May 19, 2003, the U.S. Bankruptcy Court for the District of Delaware granted a motion, and on May 20, 2003 entered an order on the docket, intended to assist the company in preserving its historical net operating losses (NOLs) by prohibiting certain transfers of equity securities in the company and its subsidiaries. If preserved, these NOLs constitute a tax benefit for the company. The order will remain in effect until the Bankruptcy Court holds a hearing to consider the appropriateness of the relief on a final basis. A hearing is currently set for June 4, 2003.

         In general, the NOL order applies to any person or entity that, directly or indirectly, beneficially owns (or would beneficially own as the result of a proposed transfer) equity securities of the company and its subsidiaries with an aggregate fair market value equal to or greater than five percent of the fair market value of the company's common stock. Pursuant to the NOL order, any purchase, sale or other transfer of equity securities in the company and its subsidiaries in violation thereof will be null and void.

         For more detailed information, please read the NOL order in its entirety as attached to the Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

         Fleming Companies, Inc. and its operating subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code on April 1, 2003. The filings were made in the U.S. Bankruptcy Court in Wilmington, Delaware. The case has been assigned to the Honorable Judge Mary F. Walrath under case number 03-10945 (MFW) (Jointly Administered). Fleming's court filings are available via the court's website, at www.deb.uscourts.gov.

ABOUT FLEMING

Fleming is a leading supplier of consumer package goods to independent supermarkets, convenience-oriented retailers and other retail formats around the country. To learn more about Fleming, visit our Web site at www.fleming.com.

FORWARD-LOOKING STATEMENT

This document contains forward-looking statements regarding future events. These forward-looking statements are subject to a number of factors that could cause actual results to differ materially from those stated in this release, including without limitation: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the DIP facility; court approval of the Company's motions prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the Company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the Company's ability to maintain contracts that are critical to its operations; potential adverse developments with respect to the Company's liquidity or results of operations; the ability to fund and execute its business plan; the ability to attract, retain and compensate key executives and associates; the ability of the Company to attract and retain customers; changes in general economic conditions; and, the ability to successfully sell the Company's retail operations. Additional information about these and other factors is contained in Fleming's reports and filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date made and Fleming undertakes no obligation to update forward-looking statements to reflect developments or information obtained after the date of this release.

                                       ###